                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                January 21, 2002
         --------------------------------------------------------------
                Date of Report (Date of earliest event reported)


                                   Dtomi, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Nevada                                                              98-0207554
--------------------------------------------------------------------------------
(State or other jurisdiction  (Commission                          (IRS Employer
of incorporation)             File Number)                   Identification No.)


         200 9/th/ Avenue North, Suite 220, Safety Harbor, Florida 34965
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                 (727) 723-8664
          -------------------------------------------------------------
               Registrant's telephone number, including area code

                  285B Lakeview Boulevard, Cocoa, Florida 32926
               --------------------------------------------------
         (Former name or former address, if changed since last report.)

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Item 1.  Changes in Control of Registrant.


On January 21, 2002, the Company effected that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), first entered into on January 14, 2002, as amended, by and between Dtomi, Inc., a Nevada corporation (the "Company") and International Manufacturers Gateway, Inc., a Delaware corporation ("IMG"), to purchase from IMG certain of IMG's assets, which principally consist of business information and materials, software, domain names, customers, customer lists, databases and patent-pending technology (the "Assets"). Under the terms of the Asset Purchase Agreement, the Company acquired IMG's Assets for 9,673,794 shares of common stock of the Company (the "IMG Shares"). The Asset Purchase Agreement is further discussed in Item 2. A copy of the Asset Purchase Agreement is attached to this Current Report on Form 8-K (the "Report") as Exhibit 10.3. A copy of Amendment No. 1 to the Asset Purchase Agreement is attached to this Report as Exhibit 10.4. The foregoing description is qualified in its entirety by reference to the full text of Exhibits 10.3 and 10.4.


After effectiveness of the Asset Purchase Agreement, there are approximately 15,787,794 shares issued and outstanding of common stock of the Company. The IMG Shares represent approximately 61% of the issued and outstanding voting securities of the Company. The current shareholders of the Company, after effectiveness of the Asset Purchase Agreement, own 6,114,000 shares of Common Stock of the Company, which represents approximately 39% of the issued and outstanding voting securities of the Company.

-----------------------------------------------------------------------------------------------

                     Name and address               Number of Shares      Percentage of
Title of class       of beneficial owner            of Common Stock       Common Stock/(1)//(2)/
-----------------------------------------------------------------------------------------------
Common Stock         International Manufacturers    9,673,794 Shares      61.3%
                     Gateway, Inc.
                     P.O. Box 970939
                     Boca Raton, FL 33497-0939

-----------------------------------------------------------------------------------------------

(1) Based on a total of 15,787,794 shares of our common stock issued and outstanding as of January 28, 2002.
(2) Includes 15,000 shares of common stock which the Company will issue to Richard Libutti as compensation for his services.

--------------------------------------------------------------------------------

Item 2.  Acquisition or Disposition of Assets.

Under the terms of the Asset Purchase Agreement, the Company acquired the Assets for 9,673,794 shares of common stock of the Company. The Company also assumed certain of IMG's liabilities, which include, without limitation, certain accounts payable and notes payable.

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Item 5.  Other Events and Regulation FD Disclosure.

WITHDRAWAL OF SCHEDULE 14C

On January 15, 2002, the Company notified the U.S. Securities and Exchange Commission (the "SEC") of the withdrawal of its Preliminary Information Statement on Schedule 14C, filed November 21, 2001 (the "Withdrawal"). The Company effected the Withdrawal pursuant to its determination that, for business, financial and operational reasons, that certain contemplated Agreement and Plan of Merger, dated October 24, 2001, by and among the Company, IMG and Dtomi Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (the "Merger Sub"), pursuant to which IMG would merge with and into the Merger Sub, was no longer a desirable form of the transaction. A copy of the notice to the SEC is attached to this Report as Exhibit 99.1, and is incorporated herein by reference with respect to the matters described therein.

CHANGE IN DIRECTORS AND OFFICERS

Effective January 28, 2002, Parnell Clitus, David M. Otto and John "JT" Thatch were appointed to the board of directors of the Company. On January 28, 2002, Richard Libutti resigned as a director, President, Secretary and Treasurer. Mr. Thatch will serve as the Company's Chief Executive Officer, President and Treasurer. Mr. Otto will serve as the Company's Secretary and Chairman of the Board.


On January 28, 2002, the board of directors authorized the issuance of options to purchase 1,578,779 shares of the Company's common stock (the "Stock Options") to Mr. Thatch as compensation for his services as Chief Executive Officer, President and Treasurer of the Company. The Company relied on the exemption from registration provided by Rule 506 of Regulation D, promulgated pursuant to the Securities Act of 1933, as amended, in issuing the Stock Options. The Stock Options are exercisable at $0.01 per share and vest immediately upon the execution of that certain Employment Agreement, dated January 28, 2002, by and between the Company and Mr. Thatch. A copy of the Employment Agreement is attached as Exhibit 10.5.


DESCRIPTION OF BUSINESS

Forward-Looking Statements
--------------------------

Certain statements in this Report, other than historical information, should be considered forward-looking in nature and are subject to various risks or uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the operating results, performance or financial condition are risks surrounding the closing of the acquisition, the integration of IMG's business following the effectiveness of the Asset Purchase Agreement (including customers, hardware and marketing information) and the Company's ability to achieve and manage growth. Additional factors that will impact the Company's success include the Company's ability to

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attract and retain qualified personnel; the Company's dependence on patent-pending technology; technological changes and costs of technology, industry trends; competition; ability to develop markets; changes in business strategy or development plans; availability; terms and deployment of capital; changes in government regulation; general economic and business conditions; other factors referenced in this Report; and other factors discussed in the Company's filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this Report. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.


The Company and its Products
----------------------------

Dtomi, Inc., a Nevada corporation ("Dtomi" or the "Company"), was originally incorporated as "Recon Rubber Corporation" on June 11, 1998. The Company changed its name to "Copper Valley Minerals Ltd." on July 1, 2000. Subsequently, the Company changed its name to "Dtomi, Inc." on October 25, 2001. Currently, the Company has one wholly-owned subsidiary, Dtomi Acquisition Corp., a Delaware corporation, in which it owns all of the issued and outstanding common stock.

Under the terms of the Asset Purchase Agreement, the Company acquired IMG's Assets for 9,673,794 shares of common stock of the Company. The Company also assumed certain of IMG's liabilities, which include, without limitation, certain accounts payable and notes payable.


The Company is a development stage company that works with manufacturers, distributors and purchasers (the "Customers") to develop targeted selling and purchasing strategies to assist the Customers in the growth and development of their businesses. To date, the Company has not received any revenues from its Customers. The Company has two core services: Outsourced Leads Generation/Sales Prospecting and Permission-Based Marketing. The Outsourced Leads Generation/Sales Prospecting service is designed to replace the traditional telemarketing or "cold-calling" strategy of sellers and purchasers. This service is based on a patent-pending technology, which primarily consists of an algorithm, or detailed set of instructions, that sorts and compiles information in a database according to specific parameters (the "Technology"). Specifically, the Technology sorts and compiles information from a database which includes 600,000 manufacturers, 22,000 products, U.S. government SIC data and U.S. Department of Commerce revenue data (collectively, the "Data"), using keywords and specific parameters (the "Database Algorithms") established for each Customer, and generates lists of potential sellers or purchasers (the "Leads") who use the Customer's products or services or supply the raw material needed by the Customer in manufacturing their own product (the "Market Intelligence"). The Market Intelligence provides "marketing opportunities" for the Customer because it enables the Customer to develop a targeted selling and purchasing strategy based on specific knowledge of (i) who is in the market of buying the products the Customer sells or (ii) where the Customer can purchase raw materials needed to manufacture its own products. The Database Algorithms also amalgamate the Data to provide historical trend analysis with respect to market size and purchasing habits.


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"Permission-Based Marketing" is a service whereby the Company, on behalf of the
Customer, initially contacts the Leads generated by the Database Algorithms to obtain permission for the Customers to contact the Leads directly to pursue future selling and purchasing opportunities. Dtomi Direct, the Company's feature service is a turn-key direct marketing application that combines the Outsourced Leads Generation/Sales Prospecting and Permission-Based Marketing services to leverage direct marketing techniques on behalf of its Customers.

The Company expects to generate revenues from its Customers in connection with
(i) selling Market Intelligence to its Customers and (ii) assisting its Customers in identifying new markets and prospects for clients and facilitating initiation of the sales process with Dtomi Direct.


Competition
-----------

While the Company believes no other company currently provides all the services that the Company offers, there are two (2) classes of competitors which provide a portion of the services that the Company offers: (i) database suppliers and
(ii) online publishing companies.

Database suppliers include print and electronic database compliers that provide manufacturing information. Competitors in this category include companies such as InfoUSA, Thomas Register, Dunn & Bradstreet and Harris InfoSource. These companies have their roots in publishing business information, but use traditional methods to execute their business models, such as publishing printed books and directories of market information and offering these printed books and directories to potential interested persons. The data-compiling process is labor-intensive and expensive, which results in nominal margins. Further, these companies may lack the capital and technology that is required to migrate to an online business model, which will limit their ability to compete with the Company in an online environment.

Online publishing companies are publishing houses that have an online presence with the intent of providing data intelligence by using their subscription base as a source for industry information. Competitors in this category include companies such as Hoovers, Inc. and Cahners, a division of Reed Elsevier, Inc. These companies focus on publishing using expensive content-gathering mechanisms with a limited niche market focus. Typically, these companies partner with technology companies that can provide high-tech solutions to their processes. This arrangement, however, is a more expensive way to conduct business in an online environment. In contrast, by already having both an online presence and the Tools to make the data-compiling process more seamless, the Company provides a network for manufacturers, distributors and purchasers to access relevant market information for the purchase and sale of their goods and/or services.

Assets
------


Pursuant to the terms and conditions of the Asset Purchase Agreement, the Company acquired business information and materials, software, domain names, customers, customer lists, databases and rights to a unpublished patent application for a technology entitled "Computer Based Comprehensive Commerce System" (the "Patent Application"). The assignment of the Patent Application was recorded with the United States Patent and Trademark Office on March 7, 2002. The


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Company plans to evaluate the value of the domain names acquired and make a decision whether it is in the best interests of the Company to continue to hold the ownership rights to such domain names.

The Patent Application primarily consists of algorithm, or detailed set of instructions, that sorts and compiles information in a database consisting of over 600,000 manufacturers, 22,000 products, U.S. government SIC data and U.S. Department of Commerce revenue data to generate lists designed to match sellers and purchasers of products and raw materials in the manufacturing industry.


Employees
---------

Currently, the Company has four (4) of employees, all of whom are full-time employees. None of the employees is subject to collective bargaining agreements. Additionally, the Company is working with independent contractors to fulfill current sales and marketing needs. Over the next twelve (12) months, the Company plans on hiring additional employees to fulfill its staffing requirements as the need arises due to growth and expansion of both the Company and its products and services.

Marketing Plans
---------------

To achieve certain revenue goals over the next year the Company will promote its products through several marketing sources, from manufacturing associations, manufacturing representatives and online marketing efforts, utilizing the Company's "Dtomi Direct" program, strategic relationships and cost-effective promotion and advertising campaigns. The Company's sales and marketing efforts will initially target the entire United States, with an emphasis in heavy industrial areas. The Company's goals are to become the leading aggregator and distributor of manufacturing data by gathering fragmented manufacturing data from disparate sources worldwide into a collective, powerful, interlocking matrix of concise information.

Principal Agreements
--------------------

At this time, the Company has not entered into any principal agreements.

DESCRIPTION OF PROPERTY


The Company recently relocated its offices to 200 Ninth Avenue North, Suite 220, Safety Harbor, Florida 34965 and is in the process of transferring the computer systems acquired from IMG to its new offices. The Company is subleasing office space from New Millennium Media International, Inc., the terms and conditions of which are in the negotiation stage.


LEGAL PROCEEDINGS

The Company is not currently subject to any legal proceedings.

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RISK FACTORS

The Company is a development stage company with a limited history of operations. If the Company is unable to successfully execute its business plan, its business and operating results will suffer. There is no certainty that the Company will be successful in developing the business of the Company described herein, or that its facilities or employees will be capable of satisfactorily carrying out such business. The Company has limited resources. As the Company is venturing into a new market, it is likely to be subject to risks that management has not anticipated.


We are at an early stage of development and our business is difficult to evaluate because we have a limited operating history and our business strategy is evolving, and consequently, our operating results may be uncertain. The Company is in a development stage and its operations will be subject to all the risks inherent in the establishment of a new business enterprise, including limited capital, possible delays in the development of the Company's web site, implementation of the Company's business plan, uncertain market conditions and the absence of a company operating history. The likelihood that the Company will succeed must be considered in light of the problems, expenses, and delays frequently encountered in connection with the development of new businesses, as well as many other factors. There can be no assurances that the Company's plans will either materialize or prove successful or that the Company will be profitable. Some of the specific risks include whether the Company is able to:


     . Develop and constantly improve functional and attractive product and service offerings;
     .    Attract and maintain a large base of clients for the Company's products;
     . Provide useful content to clients, either through search engines and e-mail delivery services or through strategic relationships with content providers;
     . Establish and maintain relationships with advertisers, sponsors, e-commerce partners, distribution partners, and service and content providers;
     .    Expand sales and marketing efforts;
     .    Retain and motivate qualified personnel; and
     .    Respond successfully to competitive developments.


We will need additional financing, and if we cannot secure such financing, there would be substantial doubt as to our ability to continue as a going concern. The Company will require additional financing to meet its obligations and to pursue its current or future plans for expansion and product development. The Company has generated no revenues since its inception. The Company expects to incur additional losses over the next twelve (12) months. In the short run, losses may result because the increased level of expenses may exceed anticipated projected revenues as the Company focuses on the further enhancement of its system. No assurance can be given that the Company will be profitable in the future or that its business strategy will be successful. If the Company should need further financing in the future, there can be no assurance that the Company will successfully obtain additional financing on favorable terms, or at all. In addition, if issuing equity securities to raise additional funds, further significant dilution to shareholders could result. If sources of acceptable financing are not available, the Company would be adversely affected.


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Our business model is evolving and unproven, which may affect our ability to generate revenue. Because the Company is in the early stages of launching its sales and marketing campaign for its products, the Company's business model is evolving and unproven and if revenues are not generated from the planned sources. The Company's business model will continue to develop as the Company explores opportunities in new and unproven areas. The Company is unable to forecast its revenues with any degree of certainty as a result of limited operating history and unproven business model. The Company bases its current and projected expense levels largely on its estimates of future revenues. The success of the business depends on increasing revenues to offset expenses. If the Company's revenues are less than expected, or if the operating expenses are more than expected or cannot be reduced, the business, financial condition and operating results will be materially and adversely affected.

We may not have good title to the assets acquired from International Manufacturers Gateway, Inc., which are the core assets of our business and operations. The assets which make up the core business of the Company were acquired from IMG pursuant to the terms and conditions of the Asset Purchase Agreement. The Company's ability to exploit and use the assets and technologies acquired from IMG will depend, in part, on having good title to the assets and technologies. Pinnacle Covenant Group ("Pinnacle" or the "Lien Holder") has a UCC-1 Financing Statement filed against the intellectual property of IMG, now existing or hereafter acquired or produced by IMG (the "Lien") in connection with that certain Convertible Promissory Note, dated May 17, 2001, between IMG and Pinnacle for One Hundred Fifty Thousand Dollars ($150,000). Although the Company has received preliminary indications from the Lien Holder that such Lien will be released pursuant to negotiations between the Lien Holder and the Company, there is no guarantee that the Lien will, in fact, be released and therefore the asset which were acquired pursuant to the Asset Purchase Agreement may not be retained by the Company. Additionally, if IMG files a petition for bankruptcy, a bankruptcy court could avoid the purchase of the Assets.

Our operations may be negatively impacted by general economic conditions. A broad-based recession can cause business and individual customers to delay or forego entirely investments in value-added business information products such as ours. Similarly, companies often drastically reduce advertising expenditures in anticipation of an economic downturn. A recession in the United States, thus, may have a material adverse effect on our ability to generate revenue streams. A general slowdown in the economy can cause businesses to reduce discretionary spending in areas such as advertising and with business information providers as well as create greater risk of business failure among existing customers.

The demand for our products and services may not be at the level needed to achieve success or profitability. The Company's future success depends on the ability to attract clients for its products, advertisers, sponsors and e-commerce partners and on the acceptance and increased use of the products and services. The failure to obtain a sufficiently large number of clients, sponsorships, e-commerce relationships and widespread use of the products and services will have a material and adverse effect on the business, financial condition and operating results.

We face risks associated with acquisition or investments in complementary businesses. The Company may acquire or make investments in additional complementary businesses,


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technologies, services or products if appropriate opportunities arise. This acquisition and investment strategy has the following risks:


     . May not be able to identify suitable acquisition or investment candidates at reasonable prices;
     . May not be able to successfully integrate services, products or personnel of any acquisition or investment into the operations;
     .    May acquire unknown liabilities in these acquisitions or investments;
          and
     . Costs associated with these acquisitions, including the amortization of intangible assets, will adversely affect profitability.


We face risks associated with the continued growth and adoption of the Internet; if this trend does not continue, our business model may not achieve success or profitability. The Company's success will depend substantially upon the continued adoption of the Internet as an attractive platform for commerce, advertising, communication and business applications. To date, many businesses, advertisers and consumers still have only limited experience with the Internet as a commercial, advertising and communications medium and platform for business applications. The Company's business will suffer if the Internet is not adopted as a sustainable commercial, advertising and communication medium. The use of the technology requires the acceptance of new ways of exchanging information and conducting business. E-commerce will account for a significant portion of the future revenues and if e-commerce does not grow or grows slower than expected then the overall business will suffer. A number of factors could prevent acceptance of e-commerce, including:


     . E-commerce is still at an early stage and buyers may be unwilling to shift their purchasing from traditional vendors to online vendors;
     . The necessary network and telecommunications infrastructure for substantial growth in usage of the Internet may not develop;
     . Increased government regulations or taxation may limit the growth of e-commerce; and
     . Adverse publicity and consumer concern about the security of e-commerce transactions may discourage its acceptance and growth.

Future success depends upon the Company's ability to deliver compelling Internet content, products and services that will attract users. If the Company is unable to offer Internet content or products and services that attract a loyal clientele, it could have a material adverse effect on the business, financial condition and operating results.


We may be subject to intense competition in the market which could prevent us from increasing revenue and achieving profitability or result in the obsolescence of our technology. The Company expects to experience intense competition from numerous current and future sources including providers of Internet business to business services, database providers, and traditional hard copy catalogue and index companies. Many of these potential competitors have significantly greater financial, technical, marketing and other resources than the Company. Our competitors may be able to produce more effective products, to respond more quickly to new or emerging technologies and changes in customer requirements or to devote


                                       9

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greater resources to the development, promotion and sale of their products than the Company. The Company expects to face additional competition as other established and emerging companies enter the market and as new products and other technologies are introduced. Increased competition could result in price reductions, fewer customers or members, reduced gross margins and loss of market share, any one of which could materially and adversely affect the Company's business operating results and financial condition.

Our systems, technology and services are subject to ongoing development. The business depends on the efficient and uninterrupted operation of the computer and communication systems. The Company's computer and communication systems will be located at its principal office in Safety Harbor, Florida. Although the Company has not experienced a system failure or significant interruption, any system interruptions that cause the services to be unavailable or result in slower response times could result in a loss of potential or existing clients, sponsors and e-commerce partners, and insurance may not be sufficient to cover losses from these events. The Company plans to update and enhance its existing system. When introduced, the updated products will be unproven in the marketplace as finished products. There can be no assurance that these products will be complete and commercially introduced at the times scheduled by the Company, if ever, or, if completed and introduced, that these products will function in accordance with the Company's current expectations or be able to compete successfully in the marketplace. In addition, there can be no assurance that a competitor will not introduce similar or competitive technology or products to the marketplace. The Company may not discover software defects that affect our new or current services or enhancements until after they are deployed. These defects could cause service interruptions, which could damage our reputation and brand value, increase our service costs, cause loss of revenues, delay market acceptance or divert product development resources, any of which could cause the business to suffer. The Company's products may require significant ongoing technology and programming enhancements. Should we be unable to source the required technology or programming ability, completion of product enhancements could be negatively impacted.

We need to develop comprehensive compensation and benefits packages to recruit and retain key personnel. At the present time, the Company has four (4) employees, including administrative, marketing and technical staff members. Additionally, the Company is working with independent contractors to fulfill current sales and marketing needs. In addition to updating the technology, the success of the Company will depend largely on the ability of the Company to recruit and retain a qualified, experienced management team as well as other qualified employees, particularly highly skilled technical support personnel. The Company does not have "Key Person" life insurance policies on any of its officers or associates. The competition for such personnel is intense. The Company will compete with some of the major computer, communications, consulting and software companies, as well as IT departments of major corporations, in seeking to attract qualified personnel. Any failure by the Company to successfully expand and integrate its management team or its technical support personnel would materially and adversely affect the Company's business, operating results and financial condition.


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Our technology may need additional development work to adapt to the functionality requirements for our products. The Company's products need additional development to be fully enabled for customer use and generate increased revenue. While the database is complete, the current searching technology allows customers to view approximately ten percent of the available information fields for any database record. Additionally, while a search may result in several hundred or more records, the current technology allows customers to view only the first 200 records. The search and match technology was initially offered to customers as a value-added tool and was not intended as a revenue generator. The revised model calls for this technology to be the basis of significant revenue generation and a core driver of the Company's revenue model and business plan. While the Company's plan includes fully developing our technology to address the above limitations and drive revenues, any delay or inability to complete such development or a lack of customer acceptance of our products would result in a negative impact to our business, would negatively impact our revenue model, and would result in a reduction in the value of your investment.

Our intellectual property protection may be inadequate to protect our proprietary rights, and we may not be able to obtain all of the intellectual property rights necessary to protect our technology. The Company's primary asset is a technology described in our patent application for a "Computer Based Comprehensive Commerce System." We cannot assure you that patents will issue from the pending application or, if a patent does issue, that claims allowed will be sufficiently broad to protect our technology. Further, any of our current or future patents or trademarks may be challenged, invalidated, circumvented or rendered unenforceable, and the rights granted under those patents or trademarks may not provide us with significant proprietary protection or commercial advantage. Moreover, any patent may not preclude competitors from developing equivalent or superior products and technology.

If we are unable to protect our proprietary rights adequately, or operate without violating the intellectual property of others, our competitive position will suffer and our business and financial condition would be adversely affected. The Company's success and ability to compete depend to a significant degree upon its patent-pending technology, software products, and database. The Company attempts to protect them under a combination of patent, copyright, trade secret and trademark laws and contractual restrictions on employees and third parties. The Company generally enters into non-disclosure and confidentiality agreements with its employees, consultants, advisors, and financing sources. Despite these precautions, it may be possible for unauthorized parties to copy the Company's software or to reverse-engineer or otherwise obtain and use information that the Company regards as proprietary. In addition, the laws of some foreign countries do not protect proprietary technology to the same extent as the laws of the United States. The Company believes that its products and services do not infringe the rights of third parties, including patents, copyrights and trade secrets of others; however, while the Company has not received notice of any infringement claims, third parties may assert such claims against the Company. Any such claims could require the Company to enter into licensing agreements, for the potentially infringing technology or database, or royalty arrangements or result in litigation, which could materially and adversely affect the Company's business, operating results and financial condition. Moreover, the Company's financial resources may not be adequate to actively pursue litigation as a means of asserting, enforcing or defending its intellectual property rights.


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The possibility exists that we will be a party to legal proceedings. While the
Company is not subject to any legal proceedings, the potential exists that legal proceedings, if any, brought against IMG and/or its assets, will impact on the Company and the assets it acquired pursuant to the Asset Purchase Agreement. The Company cannot guarantee that the Company will be held harmless and/or the Company's assets will not be the subject of any potential legal proceeding.

We operate in an uncertain regulatory and legal environment The implementation of new laws and regulations may adversely affect our business. Government regulation may impose additional burdens on the business. It may also impede the growth in Internet use and thereby decrease the demand for our products and services or otherwise have a material adverse effect on the business, financial condition and operating results because of the Internet's popularity and growth, new laws and regulations may be adopted in such areas as:


     .    Online content;
     .    User privacy;
     .    Taxation;
     .    Access charges;
     .    Online copyright protection; and

     .    Consumer protection.

Additionally, United States and foreign laws applicable to e-commerce or Internet communications are becoming more prevalent. Any new legislation or regulation regarding the Internet, or the application of existing laws and regulations to the Internet, could materially adversely affect the Company.

We may not have the resources to indemnify our officers and directors in the event legal proceedings are brought against them personally. The Company's articles of incorporation, as amended, provide that the liability of our directors is limited and that we will indemnify the Company's directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be provided to the Company's directors, officers and controlling persons pursuant to those provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


The Company's articles of incorporation contain provisions, which eliminate the personal liability of our directors to us or our stockholders for monetary damages for breach of their fiduciary duty as a director to the fullest extent permitted by Nevada law, except for liability:

(1) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law; and

(2) the payment of dividends in violation of Nevada Revised Statute 78.300.

These provisions do not affect a director's responsibilities under any other laws, including the federal securities laws and state and federal environmental laws.

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Our securities are subject to the Penny Stock Regulations, which may increase an investor's risk. The Company's securities are subject to the penny stock rules because the current value of the stock is below the $5.00 per share threshold triggering the application of penny stock rules. Penny stocks are generally equity securities with a price of less than $5.00 per share (other than securities registered on certain national exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a risk disclosure document that provides information about the nature and level of risk in the penny stock market. The broker-dealer also must provide the customer with current bid and offer transactions, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the broker-dealer must make a special written agreement to the transaction.
These requirements may have the effect of reducing the level of trading activity and the secondary market for a security that becomes subject to the penny stock rules. Therefore, investors may find it more difficult to sell their shares.

We do not have Key Man Life Insurance.


At this time, the Company does not have key man life insurance for any of its directors, officers or executive management.

Item 7.  Financial Statements and Exhibits.

(a)      Financial Statements of Business Selling Assets.

                    International Manufacturers Gateway, Inc.
                          (A Development Stage Company)

                              Financial Statements

                           December 31, 2001 and 2000

                    International Manufacturers Gateway, Inc.
                          (A Development Stage Company)

                                    Contents
                                    --------

                                                                                  Page
                                                                                ----------
Independent Auditors' Report                                                    F-1

Balance Sheets                                                                  F-2

Statements of Operations                                                        F-3

Statements of Changes in Stockholders' Equity (Deficiency)                      F-4

Statements of Cash Flows                                                        F-5

Notes to Financial Statements                                                   F-6 - F-17

                          Independent Auditors' Report
                          ----------------------------

To the Board of Directors of:
   International Manufacturers Gateway, Inc.
   (A Development Stage Company)

We have audited the accompanying balance sheets of International Manufacturers Gateway, Inc. (a development stage company) as of December 31, 2001 and 2000 and the related statements of operations, changes in stockholders' equity (deficiency) and cash flows for the year ended December 31, 2001 and for the period from September 20, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of International Manufacturers Gateway, Inc. (a development stage company) as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the year ended December 31, 2001 and for the period from September 20, 2000 (inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has operating losses since inception of $3,998,621, an accumulated deficit of $3,998,621 at December 31, 2001; cash used in operations since inception of $984,032, a working capital deficit of $1,740,047 at December 31, 2001, is in default on certain promissory notes, and is a development stage company with nominal revenues. In addition, in January 2002, the Company reorganized by selling certain assets and liabilities to a successor publicly held inactive company. These matters raise substantial doubt about its ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 22, 2002

                    International Manufacturers Gateway, Inc.
                          (A Development Stage Company)
                                 Balance Sheets
                           December 31, 2001 and 2000
                           --------------------------

                                     Assets
                                     ------

                                                                         2001           2000
                                                                      -----------    -----------
Current Assets
Cash                                                                  $         -         10,023
Accounts receivable                                                         3,245          2,935
                                                                      -----------    -----------
Total Current Assets                                                        3,245         12,958

Property and Equipment, Net                                               282,642        466,745

Other Assets
Deposits                                                                    1,290          1,170
                                                                      -----------    -----------
Total Assets                                                          $   287,177    $   480,873
                                                                      ===========    ===========


                    Liabilities and Stockholders' Deficiency
                    ----------------------------------------

Current Liabilities
Cash overdraft                                                        $     5,107    $         -
Notes and loans payable                                                   728,400         85,000
Notes and loans payable to related parties                                 98,362         18,000
Accounts payable                                                          741,538        569,537
Accrued expenses                                                          169,885          4,886
                                                                      -----------    -----------
Total Current Liabilities                                               1,743,292        677,423
                                                                      -----------    -----------

Stockholders' Deficiency
Preferred stock, $0.001 par value, 60,000,000 shares authorized:
   Series A Convertible, 8,000,000 shares authorized, 4,481,921 and
     4,326,921 shares issued and outstanding, at December 31, 2001 and 2000, respectively (aggregate liquidation preference of
     $4,481,921 at December 31, 2001)                                         448            433
Common stock, $0.001 par value, 140,000,000 shares authorized,
   12,294,355 and 11,738,905 shares issued and outstanding at
   December 31, 2001 and 2000, respectively                                12,294         11,739

Additional paid-in capital                                              2,529,764      2,218,644
Deficit accumulated during development stage                           (3,998,621)    (2,427,366)
                                                                      -----------    -----------

Total Stockholders' Deficiency                                         (1,456,115)      (196,550)
                                                                      -----------    -----------

Total Liabilities and Stockholders' Deficiency                        $   287,177    $   480,873
                                                                      ===========    ===========

                 See accompanying notes to financial statements.

                    International Manufacturers Gateway, Inc.
                          (A Development Stage Company)
                            Statements of Operations
                            ------------------------

                                                                                      From                     From
                                                                               September 20, 2000        September 20, 2000
                                                         Year Ended              (Inception) to            (Inception) to
                                                      December 31, 2001         December 31, 2000         December 31, 2001
                                                   -----------------------   -----------------------   -----------------------
Revenues                                           $              11,837     $                   -     $              11,837
Cost of sales                                                        213                         -                       213
                                                   -----------------------   -----------------------   -----------------------
Gross Profit                                                      11,624                         -                    11,624
                                                   -----------------------   -----------------------   -----------------------

Operating Expenses
Compensation                                                     339,887                 1,530,000                 1,869,887
Consulting                                                       369,028                   736,955                 1,105,983
Depreciation                                                      74,546                     3,530                    78,076
General and administrative                                       286,636                     9,747                   296,383
Professional fees                                                123,499                   109,174                   232,673
Rent                                                              30,528                         -                    30,528
Impairment loss                                                   55,177                    32,833                    88,010
Sales, marketing and advertising                                  75,664                         -                    75,664
                                                   -----------------------   -----------------------   -----------------------
Total Operating Expenses                                       1,354,965                 2,422,239                 3,777,204
                                                   -----------------------   -----------------------   -----------------------

Loss from Operations                                          (1,343,341)               (2,422,239)               (3,765,580)
                                                   -----------------------   -----------------------   -----------------------

Other Income (Expense)
Other income                                                      36,466                         -                    36,466
Settlement loss                                                 (223,831)                        -                  (223,831)
Interest expense                                                 (40,549)                   (5,127)                  (45,676)
                                                   -----------------------   -----------------------   -----------------------
Total Other Income (Expense), Net                               (227,914)                   (5,127)                 (233,041)
                                                   -----------------------   -----------------------   -----------------------

Net Loss                                           $          (1,571,255)    $          (2,427,366)    $          (3,998,621)
                                                   =======================   =======================   =======================

Net loss per share - basic and diluted             $               (0.13)    $               (0.24)    $               (0.35)
                                                   =======================   =======================   =======================

Weighted average number of shares outstanding
  during the period - basic and diluted                       11,754,123                10,260,023                11,415,418
                                                   =======================   =======================   =======================

                 See accompanying notes to financial statements.

                    International Manufacturers Gateway, Inc.
                          (A Development Stage Company)
           Statement of Changes in Stockholders's Equity (Deficiency)
                   From September 20, 2000 (Inception) through
                                December 31, 2001
                                -----------------

                                                                                                             Deficit
                                                                                                           Accumulated
                                          Preferred Stock Series A        Common Stock         Additional    During
                                          ------------------------  ------------------------    Paid-In    Development
                                            Shares       Amount       Shares       Amount       Capital       Stage        Total
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Reorganization - Issuance to founders               -  $         -   10,000,000  $    10,000  $   (10,000) $         -  $         -
Reorganization - Issuance to American
 Manufacturers.com, Inc. common
 stockholders                                       -            -      943,905          944         (944)           -            -
Reorganization - Issuance to American
 Manufacturers.com, Inc. Preferred
 Series A stockholders                      1,436,960          144            -            -         (144)           -            -
Reorganization - Issuance to American
 Manufacturers.com, Inc. Preferred
 Series B stockholders                      2,073,750          208            -            -         (208)           -            -
Reorganization - Issuance to American
 Manufacturers.com, Inc. Preferred
 Series C stockholders                        460,000           46            -            -          (46)           -            -
Reorganization - Difference between
 assets purchased and liabilities assumed           -            -            -            -     (323,045)           -     (323,045)
Conversion of debt and accrued interest       343,711           34            -            -      343,677            -      343,711
Common stock issued for services to
 employees, consultants, and attorney               -            -      795,000          795      794,205            -      795,000
Common stock options issued to employees
 and consultant                                     -            -            -            -    1,402,650            -    1,402,650
Stock issued for cash                          12,500            1            -            -       12,499            -       12,500
Net loss, September 20, 2000 (inception)
 through December 31, 2000                          -            -            -            -            -   (2,427,366)  (2,427,366)
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Balance, December 31, 2000                  4,326,921          433   11,738,905       11,739    2,218,644   (2,427,366)    (196,550)
Stock issued for cash                         155,000           15            -            -      154,985            -      155,000
Common stock options issued to employees
 and consultant                                     -            -            -            -       45,600            -       45,600
Issuance of stock as settlement                     -            -      555,450          555      110,535            -      111,090
Net loss, 2001                                      -            -            -            -            -   (1,571,255)  (1,571,255)
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Balance, December 31, 2001                  4,481,921  $       448   12,294,355  $    12,294  $ 2,529,764  $(3,998,621) $(1,456,115)
                                          ===========  ===========  ===========  ===========  ===========  ===========  ===========

                 See accompanying notes to financial statements.

                   International Manufacturers Gateway, Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows
                            ------------------------

                                                                                           From                     From
                                                                                     September 20, 2000       September 20, 2000
                                                               Year Ended              (Inception) to           (Inception) to
                                                            December 31, 2001        December 31, 2000        December 31, 2001
                                                            -----------------        ------------------       ------------------
Cash Flows from Operating Activities
Net loss                                                     $(1,571,255)               $(2,427,366)               $(3,998,621)
Adjustments to reconcile net loss to net cash used in
  operating activities:
Stock based expenses                                             156,690                  2,197,650                  2,354,340
Bad debt                                                               -                      1,125                      1,125
Depreciation                                                      74,546                      3,530                     78,076
Impairment loss and other asset write-offs                             -                     37,259                     37,259
Settlement loss                                                   70,241                          -                     70,241
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable                                                 (310)                         -                       (310)
Increase (decrease) in:
Accounts payable                                                 214,017                     88,676                    302,693
Accrued expenses                                                 164,999                      5,266                    170,265
                                                             -----------                -----------                -----------
Net Cash Used in Operating Activities                           (891,072)                   (93,860)                  (984,932)
                                                             -----------                -----------                -----------

Cash Flows from Investing Activities
Purchase of property and equipment                                (2,700)                         -                     (2,700)
Cash portion of asset purchase                                         -                   (152,207)                  (152,207)
Deposits                                                            (120)                         -                       (120)
                                                             -----------                -----------                -----------
Net Cash Used in Investing Activities                             (2,820)                  (152,207)                  (155,027)
                                                             -----------                -----------                -----------

Cash Flows from Financing Activities
Cash acquired in asset purchase                                        -                      9,740                      9,740
Cash overdraft                                                     5,107                          -                      5,107
Proceeds from notes payable                                      723,762                    233,850                    957,612
Proceeds from sale of stock                                      155,000                     12,500                    167,500
                                                             -----------                -----------                -----------
Net Cash Provided by Financing Activities                        883,869                    256,090                  1,139,959
                                                             -----------                -----------                -----------

Net Increase (Decrease) in Cash                                  (10,023)                    10,023                          -

Cash and Cash Equivalents at Beginning of
  Period                                                          10,023                          -                          -
                                                            ------------                -----------                -----------
Cash and Cash Equivalents at End of
  Period                                                               -                     10,023                          -
                                                            ============                ===========                ===========

Supplemental Disclosure of Non-Cash Investing and Financing Activities:

In December 2000, the Company acquired net liabilities of $323,045 from a related party. The differential was charged to additional paid-in capital.

During 2001, the Company exchanged equipment with a book value of $112,257 for accounts payable of $42,016. A loss on settlement of $70,241 was charged to operations.


                See accompanying notes to financial statements.

                    International Manufacturers Gateway, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2001
                                -----------------

Note 1  Nature of Business and Summary of Significant Accounting Policies
-------------------------------------------------------------------------

        A) Nature of Business

        International Manufacturers Gateway, Inc. (the "Company") was incorporated under the laws of the State of Delaware on September 20, 2000 to be a successor company to American Manufacturers.com, Inc. In December 2000, American Manufacturers.com, Inc. reorganized by selling substantially all its assets and liabilities to International Manufacturers Gateway, Inc. (See Note 2) In January 2002, the Company reorganized by selling its assets and certain liabilities to an inactive publicly held company.

        The Company's primary product/service was a website. The Company's intention was to create an Internet business community for business-to-business e-commerce specific to manufacturing by linking America's manufacturers into one buying and selling community.

        By creating a community where manufacturers sell, advertise, exchange information, and have access to the resources they need to do business, the Company intended to become a leading on-line resource for American manufacturers and worldwide buyers of their products. The Company intended to provide similar services on an international basis in the future.

        Activities during the development stage include fundraising activities and developing, designing, and testing its websites.

        (B) Use of Estimates

        In preparing financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results may differ from these estimates.

        (C) Cash Equivalents

        For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

        (D) Property and Equipment

        Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life's of the assets of five to seven years.

        (E) Website Development Costs

        In accordance with EITF Issue No. 00-2, the Company accounts for its website development in accordance with Statement of Position No. 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1").

                   International Manufacturers Gateway, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2001
                                -----------------

          SOP 98-1 requires the expensing of all costs of the preliminary project stage and the training and application maintenance stage and the capitalization of all internal or external direct costs incurred during the application development stage. The Company amortizes the capitalized cost of software developed or obtained for internal use over an estimated life of three years.

          (F) Long-Lived Assets

          The Company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the non-discounted future cash flows of the enterprise are less than their carrying amount, their carrying amounts are reduced to fair value and an impairment loss is recognized.

          (G) Revenue Recognition

          Revenues are recognized from advertising sales pro-rata as earned.

          (H) Advertising

          In accordance with Accounting Standards Executive Committee Statement of Position 93-7, ("SOP 93-7") costs incurred for producing and communicating advertising of the Company, are charged to operations as incurred.

          (I) Stock-Based Compensation

          The Company has elected to account for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to provide pro forma net income (loss) and pro forma earnings
          (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied.

          The Company accounts for stock options issued to non-employees for goods or services in accordance with SFAS 123 and related EITF 96-18.

          Under Statements 123, non-employee stock-based compensation is accounted for based on the fair value of the consideration received or equity instruments issued, whichever is more readily determinable. However, Statement 123 does not address the measurement date and the recognition period. EITF 96-18 states a consensus that the measurement date should be the earlier of the date at which a commitment for performance by the counterparty is reached or the date at which the counterparty's performance is complete.

          (J) Income Taxes

          The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes"

                   International Manufacturers Gateway, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2001
                                -----------------

         ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

         (K) Net Loss Per Common Share

         Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) available to common stockholder by the weighted-average number of common shares outstanding for the period. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. The assumed exercise of common stock equivalents was not utilized since the effect was antidilutive. At December 31, 2001, there were outstanding options to purchase 2,345,000 shares of common stock and options to purchase 1,171,000 shares of convertible preferred stock, which may dilute future earnings per share.

         (L) Fair Value of Financial Instruments

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

         The carrying amounts of the Company's short-term financial instruments, including cash overdraft, notes and loans payable, accounts payable, and accrued expenses, approximate fair value due to the relatively short period to maturity for these instruments.

         (M) New Accounting Pronouncements

         The Financial Accounting Standards Board has recently issued several new accounting pronouncements, which may apply, to the Company.

         Statement No. 141 "Business Combinations" establishes revised standards for accounting for business combinations. Specifically, the statement eliminates the pooling method, provides new guidance for recognizing intangible assets arising in a business combination, and calls for disclosure of considerably more information about a business combination. This statement is effective for business combinations initiated on or after July 1, 2001. The adoption of this pronouncement on July 1, 2001 did not have a material effect on the Company's financial position, results of operations or liquidity.

         Statement No. 142 "Goodwill and Other Intangible Assets" provides new guidance concerning the accounting for the acquisition of intangibles, except those acquired in a business combination, which is subject to SFAS 141, and the manner in which intangibles and goodwill should be

                   International Manufacturers Gateway, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2001
                                -----------------

         accounted for subsequent to their initial recognition. Generally, intangible assets with indefinite lives, and goodwill, are no longer amortized; they are carried at lower of cost or market and subject to annual impairment evaluation, or interim impairment evaluation if an interim triggering event occurs, using a new fair market value method. Intangible assets with finite lives are amortized over those lives, with no stipulated maximum, and an impairment test is performed only when a triggering event occurs. This statement is effective for all fiscal years beginning after December 15, 2001. The Company believes that the future implementation of SFAS 142 on January 1, 2002 will not have a material effect on the Company's financial position, results of operations or liquidity.

         In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." The standard requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. The standard is effective for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 is not expected to have a material impact on the Company's financial statements.

         Statement No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" supercedes Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Though it retains the basic requirements of SFAS 121 regarding when and how to measure an impairment loss, SFAS 144 provides additional implementation guidance. SFAS 144 excludes goodwill and intangibles not being amortized among other exclusions. SFAS 144 also supercedes the provisions of APB 30, "Reporting the Results of Operations," pertaining to discontinued operations. Separate reporting of a discontinued operation is still required, but SFAS 144 expands the presentation to include a component of an entity, rather than strictly a business segment as defined in SFAS 131, Disclosures about Segments of an Enterprise and Related Information. SFAS 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The Company believes that the future implementation of SFAS 144 on January 1, 2002 will not have a material effect on the Company's financial position, results of operations or liquidity.

Note 2  Asset Purchase and Reorganization of Predecessor Company
----------------------------------------------------------------

In December 2000, the Company purchased substantially all of the assets and liabilities of American Manufacturers.com, Inc., a predecessor company, in exchange for 943,905 shares of the Company's common stock, 3,970,710 shares of the Company's convertible preferred stock - Series A, options to purchase 246,000 shares of the Company's preferred stock exercisable at $1.00 per share through October 17, 2003 to be used to settle certain liabilities, and options to purchase 925,000 shares of the Company's convertible preferred stock - Series A exercisable at $1.00 per share through October 17, 2003. In addition, $152,207 of advances owed by American Manufacturers.com, Inc. to the Company was used as the cash portion of the purchase price. The purpose of the transaction was to allow a change in the shareholder structure and change in management to facilitate a change in business plan and strategy and to facilitate the raising of additional capital.

                   International Manufacturers Gateway, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2001
                                -----------------

The common stockholders of American Manufacturers.com, Inc. obtained over a 50% voting interest in the Company after distribution of the Company's shares to those stockholders by American Manufacturers.com, Inc. Accordingly, this transaction is treated as a related party transaction with the Company as the successor to American Manufacturers.com, Inc. The assets acquired, and liabilities assumed were recorded on the Company's books at their historical cost basis to American Manufacturers.com, Inc.

The difference of $323,045 between the assets acquired and liabilities assumed was charged to additional paid-in capital.

The following unaudited pro forma information for the Company gives effect to the asset acquisition as if the Companies had merged as entities under common control on May 25, 1999. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the Companies been combined on the date indicated.

                                                                            From May 25, 1999
                                                                             (inception) to
                                        2001                2000            December 31, 2001
                                  ------------------   ---------------   ------------------------
Revenues                          $           11,837   $         8,436   $                 20,273
Gross Profit                      $           11,624   $         7,131   $                 18,755
Operating expenses                $        1,243,875   $     5,531,563   $              7,702,480
Other income (expense)            $         (339,004)  $       (23,654)  $               (359,276)
Net loss                          $       (1,571,255)  $    (5,548,086)  $             (8,043,001)

In January 2002, the Company reorganized by selling its assets and liabilities to an inactive publicly held company. (See Note 12)

Note 3 Property and Equipment
-----------------------------

Property and equipment consisted of the following at December 31:

                                       2001             2000
                                  -------------    -------------
Computers and equipment           $     316,019    $     357,506
Furniture and fixtures                   29,486          112,493
                                  -------------    -------------
                                        345,505          469,999
Less: accumulated depreciation          (62,863)          (3,254)
                                  -------------    -------------
                                  $     282,642    $     466,745
                                  =============    =============

Depreciation during 2001 and from September 20, 2000 (inception) to December 31, 2000 was $74,546 and $3,254, respectively.

During 2000, when reorganizing, the Company wrote off leasehold improvements of $32,833, net of accumulated depreciation. An impairment loss of $32,833 was recognized.

During 2001, the Company exchanged assets with a net book value of $86,205 for a payable to a vendor of $15,965. A settlement loss of $70,240 on the exchange was recognized.

                   International Manufacturers Gateway, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2001
                                -----------------

Note 4 Website Development Costs
--------------------------------

Pursuant to SOP 98-1, during 2001, the Company capitalized $55,177 in software application development costs paid to third party contractors to develop their website. The Company had not placed the software in service as of December 31, 2001 and therefore no amortization was charged to operation through December 31, 2001. The total amount of $55,177 was charged to operations as an impairment loss prior to the sale of assets to the successor company. (See Note 12) The software is collateral on a $150,000 note payable. (See Note 5)

Note 5 Notes and Loans Payable
------------------------------

Notes and loans payable consisted of the following at December 31:

                                                                                           2001             2000
                                                                                       ------------     ------------
Note payable dated May 17, 2001, interest at 10%, convertible at holder's option to equity of the Company at mutually agreeable terms and conditions, matures
   August 17, 2001, in default as of December 31, 2001, secured by the Company's
   intellectual property  (See Note 4)                                                 $    150,000     $          -

Loans payable, interest at 10%, no stated maturity                                          248,500                -

Loans payable, interest at 10%, no stated maturity                                          149,900                -

Notes payable dated July 19, 2001, August 9, 2001, August 16, 2001 and September
   13, 2001 for $15,000, $15,000, $15,000 and $8,000, respectively, interest at
   10%, convertible at holder's option to the Company's preferred stock-Series A at $1.00 per share, matures 90 days from note date, in default as of December
   31, 2001                                                                                  53,000                -

Notes payable dated August 1, 2001 and September 5, 2001 for $40,000 and $7,000,
   respectively, interest at 10%, convertible at holder's option to the
   Company's preferred stock-Series A at $1.00 per share, matures 90 days from
   note date, in default as of December 31, 2001                                             47,000                -

Related party notes payable dated January 16, 2001, January 24, 2001 and
   February 5, 2001 for $15,000, $7,000 and $11,000, respectively, interest at
   10%, due on demand                                                                        33,000                -

Related party loan payable, interest at 10%, no stated maturity                              15,000                -

Related party loans payable, interest at 10%, no stated maturity                             35,362            3,000

Note payable dated August 4, 2000 for $50,000, interest at 10%, convertible at holder's option to preferred stock-Series A at $1.00 per share, matures 90
   days from note date, in default as of December 31, 2001 and 2000                          50,000           50,000

                   International Manufacturers Gateway, Inc.
                         (A Development Stage Company)
                         Notes to Financial Statements
                               December 31, 2001
                               -----------------

Note payable dated November 22, 2000 for $20,000, interest at 10%, convertible to the Company's preferred stock-Series A at $1.00 per share, matures 40 days from note date, in default as of December 31, 2001, default penalty of
   5,000 shares of preferred stock-Series A                                               15,000         20,000


Related party note payable dated December 6, 2000, interest at 10%, convertible at holder's option to the Company's preferred stock-Series A at $1.00 per
   share, matures 90 days from note date, in default as of December 31, 2001              15,000         15,000


Note payable dated December 20, 2000, interest at 10%, convertible at holder's option to the Company's preferred stock-Series A at $1.00 per share, matures
   90 days from note date, in default as of December 31, 2001                             15,000         15,000
                                                                                    ------------   ------------
                                                                                    $    826,762   $    103,000
                                                                                    ============   ============

In September 2001, the Board of Directors authorized and offered creditors a conversion to common stock of a successor company, Dtomi, Inc., at $0.40 per share. Due to the one for two rate of Dtomi, Inc. common stock for the Company's capital stock (See Note 12), this equates to a $0.20 value on the Company's capital stock. (See Note 7) Certain creditors have accepted the offer, however, as of the date of the accompanying audit report; the conversion has not taken place. (See Note 12)

Note 6 Commitments and Contingencies
------------------------------------

The Company owes 5,000 shares of preferred stock - Series A to a creditor as a default penalty on a note payable. (See Note 5) At December 31, 2001, the Company included $5,000 in accounts payable relating to this matter.

The Company committed to grant options to purchase approximately 204,200 shares of common stock during 2000 and 2001 under various agreements. As of December 31, 2001, these options have not been granted.

The Company abandoned their office lease in December 2001. The potential contingency relating to this abandonment was estimated at approximately $72,000, which has been included in accrued expenses at December 31, 2001.

Note 7 Stockholders' Equity (Deficiency)
----------------------------------------

     (A) Stock Issuances

     In September 2000, the Company issued 10,000,000 common shares to the founders for no consideration with the intent of acquiring the business, assets, and liabilities of American Manufacturers.com, Inc. in a reorganization transaction. A majority of the founders were stockholders of American Manufacturers.com, Inc. Accordingly, the transaction was treated as reorganization with the par value of stock issued charged to additional paid-in capital. (See Note 2)

                    International Manufacturers Gateway, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2001
                                -----------------


     In December 2000, the Company issued 3,970,710 convertible preferred shares Series A and 943,905 common shares to the stockholders of American Manufacturers.com, Inc. preferred stockholders and common stockholders, respectively. This issuance was treated as a reorganization and the par value was charged to additional paid-in capital. (See Note 2 and above)

     In December 2000, certain creditors converted their debt and accrued interest to 343,711 preferred shares of the Company at a $1.00 per share basis. As the value of the preferred stock was determined to be $1.00 based on a contemporaneous offering, there was no gain or loss recognized.

     In December 2000, the Company granted 795,000 common shares to employees and consultants for services rendered. The shares were valued at the contemporaneous preferred stock offering price of $1.00 due to the conversion feature of the preferred stock. An expense of $795,000 was recognized.

     In December 2000, the Company issued 12,500 preferred shares for $12,500.

     During February 2001, the Company issued 155,000 preferred shares for $155,000.

     In September 2001, the Company granted a former officer of the Company options to purchase 250,000 shares of common stock. The options were valued, pursuant to SFAS 123, resulting in a settlement loss of $42,500.

     In December 2001, the Company settled a dispute with a stockholder by issuing 495,000 common shares valued at the creditor debt conversion offering price of $0.20. A settlement loss of $99,000 was recognized. (See
     Note 5)

     In December 2001, the Company settled disputes with various consultants by issuing them 60,450 common shares valued at the creditor debt conversion offering price of $0.20. (See Note 5) A settlement expense of $12,090 was recognized.

     (B) Stock Options

     Officers, employees, consultants, and directors of the Company are awarded options periodically for the purchase of common stock of the Company under the Company's Non-Qualified Stock Option and Restricted Stock Plan (the "Plan") which was effective September 15, 2000. The options, which typically expire ten years from the grant date but may expire earlier as determined by the compensation committee of the Board of Directors, vest as determined by the compensation committee of the Board of Directors. Upon termination of employment, for any reason other than death, disability, or retirement, all rights to exercise options shall terminate 90 days after the date of employment termination. The aggregate numbers of shares subject to options granted or restricted stock offered under the plan may not exceed 25% of the outstanding shares of stock of the Company.

     In accordance with SFAS 123, for options issued to employees, the Company applies APB Opinion No. 25 and related interpretations in accounting for its plan. Accordingly, $2,250 and

                   International Manufacturers Gateway, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2001
                                -----------------

          $855,000 of compensation cost has been recognized for options issued under the plan during 2001 and 2000, respectively. Had compensation cost for the Company's stock-based compensation plan been determined on the fair value at the grant dates for awards under that plan, consistent with Statement of Accounting Standards No 123, "Accounting for Stock Based Compensation" (Statement No. 123), the Company's net loss would increased to the pro-forma amounts indicated below.

                                                                             From                      From
                                                                      September 20, 2000        September 20, 2000
                                                                        (Inception) to            (Inception) to
                                                       2001            December 31, 2000          December 31, 2001
                                                   ------------------------------------------------------------------
         Net loss                As reported    $   (1,571,255)  $             (2,427,366)  $            (3,998,621)
                                 Pro forma      $   (1,571,555)  $             (2,472,966)  $            (4,044,521)
         Net loss per share -
           basic and diluted     As reported    $        (0.13)  $                  (0.24)  $                 (0.35)
                                 Pro forma      $        (0.13)  $                  (0.24)  $                 (0.35)

         The effect of applying Statement No. 123 is not likely to be representative of the effects on reported net income (loss) for future years due to, among other things, the effects of vesting.

         For financial statement disclosure purposes, the fair market value of each stock option granted to employees was estimated on the date of grant using the Black-Scholes Model in accordance with Statement No. 123 using the following assumptions for 2000: expected dividend yield 0%, risk-free interest rate of 5.26%, volatility 0% and expected term of three years and the following assumptions for 2001: expected dividend yield 0%, risk-free interest rate of 3.12%, volatility 0% and expected term of two years

         For stock options and warrants issued to consultants, the Company applies SFAS 123. Accordingly, consulting expense of $850 and $547,650 was charged to operations in 2001 and 2000, respectively and settlement expense of $42,500 was charged to operations in 2001.

         For financial statement disclosure purposes and for purposes of valuing stock options issued to consultants and as settlement in the accompanying financial statements, the fair market value of each stock option granted was estimated on the date of grant using the Black-Scholes Option-Pricing Model in accordance with SFAS 123 using the following weighted-average assumptions in 2000: expected dividend yield 0%, risk-free interest rate of 5.26%, volatility 0% and expected term of three years and in 2001: expected dividend yield 0%, risk-free interest rate of 3.12%, volatility 0% and expected term of two years.

         A summary of the options issued to officers, employees, consultants, and as settlement as of December 31, 2001 and 2000 and changes during the years is presented below:

                                                                   Number of Options and        Weighted Average
                                                                          Warrants               Exercise Price
                                                                   -----------------------    ----------------------
         Stock Options
         -------------
         Balance at September 20, 2000 (Inception)                                     -      $           -
         Granted                                                               2,150,000      $        0.38

                   International Manufacturers Gateway, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2001
                                -----------------

         Exercised                                                                     -   $              -
         Forfeited                                                              (125,000)  $           1.00
                                                                   -----------------------    ----------------------
         Balance at December 31, 2000                                          2,025,000   $           0.35
                                                                   =======================    ======================

         Options exercisable at December 31, 2000                              2,025,000   $           0.35
                                                                   -----------------------    ----------------------
         Weighted average fair value of options granted during                             $           0.65
           the period                                                                         ======================

                                                                   Number of Options and        Weighted Average
                                                                          Warrants               Exercise Price
                                                                   -----------------------    ----------------------
         Stock Options
         -------------
         Balance at January 1, 2001                                            2,025,000   $           0.35
         Granted                                                                 320,000   $           0.37
         Exercised                                                                     -   $              -
         Forfeited                                                                     -   $              -
                                                                   -----------------------    ----------------------
         Balance at December 31, 2001                                          2,345,000   $           0.35
                                                                   =======================    ======================

         Options exercisable at December 31, 2001                              2,345,000   $           0.35
         Weighted average fair value of options granted
           during the period                                                               $           0.14
                                                                                              ======================

         The following table summarizes information about employee stock options and consultant warrants outstanding at December 31, 2001:

                        Options and Warrants Outstanding                                        Options Exercisable
----------------------------------------------------------------------------------    -----------------------------------------
                                                   Weighted
                                                    Average            Weighted                                     Weighted
        Range of             Number                Remaining           Average               Number                Average
        Exercise         Outstanding at           Contractual          Exercise          Exercisable at            Exercise
         Price          December 31, 2001            Life               Price           December 31, 2001            Price
      -------------    ---------------------     ---------------     -------------    ----------------------    ---------------
   $          0.25                 280,000         0.0329 Years   $         0.25                   280,000   $           0.25
   $          0.25                 125,000         0.2192 Years             0.25                   125,000               0.25
   $   0.25 - 1.00                 300,000            1.0 Years             0.38                   300,000               0.38
   $   0.25 - 1.00               1,640,000            2.0 Years             0.37                 1,640,000               0.37
                       ---------------------                         -------------    ----------------------    ---------------
                                 2,345,000                        $         0.35                 2,345,000   $           0.35
                       =====================                         =============    ======================    ===============

         (C) Stock Options - Preferred Stock

         As part of the purchase price paid by the Company for the purchase of assets and liabilities of American Manufacturers.com, Inc. on December 15, 2000, the Company issued an aggregate 1,171,000 options to purchase convertible preferred stock - Series A, exercisable at $1.00 through October 17, 2003. Those options remain outstanding as of December 31, 2001 and as of the date of the accompanying audit report. (See Note 2)

Note 8  Income Taxes
--------------------

There was no income tax expense for the periods ended December 31, 2001 and 2000 due to the Company's net losses.

                   International Manufacturers Gateway, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2001
                                -----------------

The Company's tax expense differs from the "expected" tax expense for the periods ended December 31, 2001 and 2000, (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:

                                                                              From                     From
                                                                         September 20, 2000       September 20, 2000
                                                                           (Inception) to           (Inception) to
                                                        2001             December 31, 2000        December 31, 2001
                                                     -------------    ----------------------   ----------------------
 Computed "expected" tax expense (benefit)        $     (534,227)  $             (825,304)    $         (1,359,531)
 Effect of net operating losses                          534,227                  825,304     $          1,359,531
                                                     -------------    ----------------------   ----------------------
                                                  $            -   $                     -                        -
                                                     =============    ======================   ======================

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2001 and 2000 are as follows:

                                                 2001               2000
                                             --------------    ---------------
Deferred tax assets:
Net operating loss carryforward           $     1,359,531   $        825,304
                                             --------------    ---------------
Total gross deferred tax assets                 1,359,531            825,304
Less valuation allowance                       (1,359,531)          (825,304)
                                             --------------    ---------------
Net deferred tax assets                   $             -   $              -
                                             ==============    ===============

The Company has a net operating loss carryforward of approximately $3,998,621 available to offset future taxable income through 2021.

The valuation allowance at January 1, 2001 was $825,304. The net change in valuation allowance during the period ended December 31, 2001 was an increase of $534,227.

Note 9   Related Parties
------------------------

The Company had various notes and loans payable to officers and directors, which aggregated $98,362 and $18,000 as of December 31, 2001 and 2000, respectively. (See Note 5)

Investment Management of America, Inc. (IMA) assisted the Company's predecessor, American Manufacturers.com, Inc. (AMC) in raising its initial capital and provided general consulting and marketing services. IMA had the right to elect two members of AMC's Board of Directors and had super majority voting rights on issues relating to investment banking matters. IMA received approximately 35% of the initial 10,000,000 founders' shares in the Company for its continued assistance with raising additional capital in the Company. In addition, a principal of IMA is a director of the Company. The founder shares granted to IMA were accounted for as an equity transaction along with other founders' shares as a charge to additional paid-in capital.

Note 10  Segment Information
----------------------------

The Company has a single reportable segment. All revenues as of December 31, 2001 are derived from customers in the United States of America.

                   International Manufacturers Gateway, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2001
                                -----------------

Note 11  Going Concern
----------------------

As reflected in the accompanying financial statements, the Company has operating losses since inception of $3,998,621, an accumulated deficit of $3,998,621 at December 31, 2001; cash used in operations since inception of $984,032, a working capital deficit of $1,740,047, is in default on certain promissory notes, and is a development stage company with nominal revenues. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital, and generate revenues. In January 2002, the Company reorganized by selling certain assets and liabilities to a successor publicly held inactive company. Management believes this will enhance the Company's ability to raise the capital necessary to implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 12  Subsequent Events
--------------------------

In January 2002, the Company sold substantially all its assets and certain liabilities to an inactive publicly held company, Dtomi, Inc. All of the Company's common and preferred stockholders received one share of Dtomi, Inc. common stock for every two shares of the Company's capital stock they owned, totaling 8,388,138 shares of Dtomi, Inc. The Company's stockholders in aggregate obtained approximately 58% of Dtomi, Inc. voting common stock. In addition, as part of the purchase price, IMG received approximately 1,285,656 of Dtomi, Inc. common shares, which are reserved for creditor conversions of debt at $0.40 per share of Dtomi, Inc. common stock.

                        American Manufacturers.com, Inc.
                          (A Development Stage Company)

                              Financial Statements

                           December 31, 2000 and 1999

                        American Manufacturers.com, Inc.
                         (A Development Stage Company)


                                    Contents
                                    --------


                                                                      Page
                                                                  -----------
Independent Auditors' Report                                        F-1

Balance Sheet                                                       F-2

Statements of Operations                                            F-3

Statement of Changes in Stockholders' Equity (Deficiency)           F-4

Statements of Cash Flows                                            F-5

Notes to Financial Statements                                       F-6 - F-14


                          Independent Auditors' Report
                          ----------------------------

To the Board of Directors of:
    American Manufacturers.com, Inc.
    (A Development Stage Company)

We have audited the accompanying balance sheet of American Manufacturers.com, Inc. (a development stage company) as of December 31, 2000 and the related statements of operations, changes in stockholders' equity (deficiency) and cash flows for the year then ended and for the period from May 25, 1999 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements as of December 31, 1999 were audited by other auditors whose report dated April 26, 2000 on those statements included an explanatory paragraph describing conditions that raised substantial doubt about the Company's ability to continue as a going concern. The financial statements for the period May 25, 1999 (inception) through December 31, 1999 include total revenues and net loss of $0 and $923,660, respectively. Our opinion on the statements of operations, changes in stockholders' equity (deficiency), and cash flows for the period May 25, 1999 (inception) through December 31, 2000, insofar as it relates to amounts for periods through December 31, 1999, is based solely on the report of other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of American Manufacturers.com, Inc. (a development stage company) as of December 31, 2000, and the results of its operations and its cash flows for the year ended December 31, 2000 and for the period from May 25, 1999 (inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has operating losses since inception of $4,044,380, an accumulated deficit of $4,044,380 at December 31, 2000; cash used in operations since inception of $3,256,600, a working capital deficiency of $8,733 at December 31, 2000 and is a development stage company that had nominal revenues and sold substantially all its assets and liabilities to a successor company. Those matters raise substantial doubt about its ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 22, 2002

                        American Manufacturers.com, Inc.
                         (A Development Stage Company)
                                 Balance Sheet
                               December 31, 2000
                               -----------------




                                     Assets
                                     ------

Total Assets                                                                                      $              -
                                                                                                  ================


                                 Liabilities and Stockholders' Deficiency
                                 ----------------------------------------

Current Liabilities
Accounts payable                                                                                  $          8,733
                                                                                                  ----------------
Total Current Liabilities                                                                                    8,733
                                                                                                  ----------------

Stockholders' Deficiency
Preferred stock, voting and convertible, par value $0.0001, 20,000,000 share authorized:
   Convertible Series A, 2,873,920 shares issued and outstanding (aggregate liquidation
     preference of $1,436,960)                                                                                 287
   Convertible Series B, 829,500 shares issued and outstanding (aggregate liquidation
     preference of $2,073,750)                                                                                  84
   Convertible Series C, 92,000 shares issued and outstanding (aggregate liquidation
     preference of $460,000)                                                                                     9
Common stock, $0.0001 par value, 50,000,000 shares authorized,
   18,878,092 shares issued and outstanding                                                                  1,888

Additional paid-in capital                                                                               4,033,379

Deficit accumulated during development stage                                                            (4,044,380)
                                                                                                  ----------------

Total Stockholders' Deficiency                                                                              (8,733)
                                                                                                  ----------------

Total Liabilities and Stockholders' Deficiency                                                    $              -
                                                                                                  ================

                See accompanying notes to financial statements.

                        American Manufacturers.com, Inc.
                          (A Development Stage Company)
                            Statements of Operations
                            ------------------------

                                                                        From May 25, 1999         From May 25, 1999
                                                 Year Ended              (Inception) to            (Inception) to
                                              December 31, 2000         December 31, 1999         December 31, 2000
                                           ----------------------     ---------------------    ----------------------
 Revenues                                  $                8,436     $                   -    $                8,436
 Cost of revenues                                           1,305                         -                     1,305
                                           ----------------------     ---------------------    ----------------------
 Gross Profit                                               7,131                         -                     7,131
                                           ----------------------     ---------------------    ----------------------

 Operating Expenses
 Development                                              588,138                   252,040                   840,178
 General and administrative                               985,250                   528,117                 1,513,367
 Impairment loss                                          750,611                         -                   750,611
 Sales, marketing and advertising                         785,325                   146,885                   932,210
                                           ----------------------     ---------------------    ----------------------
 Total Operating Expenses                               3,109,324                   927,042                 4,036,366
                                           ----------------------     ---------------------    ----------------------

 Loss from Operations                                  (3,102,193)                 (927,042)               (4,029,235)

 Other Income (Expense)
 Interest income                                           14,478                     3,382                    17,860
 Settlement expense                                       (27,900)                        -                   (27,900)
 Interest expense                                          (5,105)                        -                    (5,105)
                                           ----------------------     ---------------------    ----------------------
 Total Other Income (Expense)                             (18,527)                    3,382                   (15,145)
                                           ----------------------     ---------------------    ----------------------

 Net Loss                                  $           (3,120,720)    $            (923,660)   $           (4,044,380)
                                           ======================     =====================    ======================

 Net loss per share - basic and diluted    $                (0.17)    $               (0.05)   $                (0.22)
                                           ======================     =====================    ======================

 Weighted average number of shares
  outstanding during the period -
  basic and diluted                                    18,864,218                18,651,531                18,784,370
                                           ======================     =====================    ======================

                 See accompanying notes to financial statements.

                        American Manufacturers.com, Inc.
                         (A Development Stage Company)
           Statement of Changes in Stockholders' Equity (Deficiency)
                        From May 25, 1999 (Inception) to
                               December 31, 2000
                               -----------------

                                      Convertible          Convertible          Convertible
                                       Preferred         Preferred Stock      Preferred Stock
                                    Stock Series A           Series B             Series C           Common Stock    Additional
                                 --------------------   -----------------    ----------------    ------------------   Paid-In
                                  Shares       Amount  Shares     Amount    Shares    Amount     Shares      Amount   Capital
                                 ---------     ------  -------    ------   -------    -------   ---------   -------  ---------
 Shares issued to founders               -    $     -  $      -   $    -         -         -  18,600,000   $  1,860          -

 Stock issued for cash, net of
  issuance costs of
  $222,292                       2,873,920        287         -        -         -         -           -          -  1,214,381

 Issuance of common shares in
  connection with Series A
  convertible preferred shares           -          -         -        -         -         -     222,292         22    111,124

 Stock issued for cash                   -          -     4,500        1         -         -           -          -     11,249

 Stock options granted for
  employee compensation                  -          -         -        -         -         -           -          -    540,000

 Amortization of employee

  stock-based compensation               -          -         -        -         -         -           -          -          -

 Net loss, 1999                          -          -         -        -         -         -           -          -          -
                                 ----------   -------   -------   ------   -------   -------   ---------    -------  ---------


 Balance, December 31, 1999      2,873,920        287     4,500        1         -         -  18,822,292      1,882  1,876,754

 Receipts of subscriptions               -          -         -        -         -         -           -          -          -

 Stock issued for cash, net of
  offering costs of $218,642             -          -   825,000       83         -         -           -          -  1,799,104

 Stock issued for cash, net of
  offering costs of $81,015              -          -         -        -    92,000         9           -          -    378,976

 Stock issued as settlement              -          -         -        -         -         -      55,800          6     27,894

 Amortization of earned deferred
  compensation                           -          -         -        -         -         -           -          -          -

 Amortization of unearned
  deferred compensation                  -          -         -        -         -         -           -          -   (378,566)

 Distribution of IMG shares to
  Company's stockholders                 -          -         -        -         -         -           -          -    329,217

 Net loss, 2000                          -          -         -        -         -         -           -          -          -
                                 ---------    -------   -------   ------   -------   -------  ----------    -------  ---------

 Balance, December 31, 2000      2,873,920    $   287   829,500   $   84    92,000         9  18,878,092   $  1,888 $4,044,380
                                 =========    =======   =======   ======   =======   =======  ==========    =======  =========


                                          Deficit
                                        Accumulated
                                          During
                                        Development   Subscription    Deferred
                                           Stage       Receivable   Compensation      Total
                                        ----------     ----------   ------------    ---------
 Shares issued to founders            $          -   $     (1,860)    $        -  $         -

 Stock issued for cash, net of
  issuance costs of
  $222,292                                       -              -              -    1,214,668

 Issuance of common shares in
  connection with Series A
  convertible preferred shares                   -              -              -      111,146

 Stock issued for cash                           -              -              -       11,250

 Stock options granted for
  employee compensation                          -              -       (540,000)           -

 Amortization of employee
  stock-based compensation                       -              -         57,063       57,063

 Net loss, 1999                           (923,660)             -              -     (923,660)
                                      ------------   ------------     ----------  ------------

 Balance, December 31, 1999               (923,660)        (1,860)      (482,937)     470,467

 Receipts of subscriptions                       -          1,860              -        1,860

 Stock issued for cash, net of
  offering costs of $218,642                     -              -              -    1,799,187

 Stock issued for cash, net of
  offering costs of $81,015                      -              -              -      378,985

 Stock issued as settlement                      -              -              -       27,900

 Amortization of earned deferred
  compensation                                   -              -        104,371      104,371

 Amortization of unearned
  deferred compensation                          -              -        378,566            -

 Distribution of IMG shares to
  Company's stockholders                         -              -              -      329,217

 Net loss, 2000                         (3,120,720)             -              -   (3,120,720)
                                      ------------   ------------     ----------  -----------

 Balance, December 31, 2000           $ (4,033,379)  $          -     $       -   $    (8,734)
                                      ============   ============     ==========  ===========

                 See accompanying notes to financial statements

                        American Manufacturers.com, Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows
                            ------------------------

                                                                               From May 25, 1999          From May 25, 1999
                                                                                (Inception) to             (Inception) to
                                                      December 31, 2000        December 31, 1999          December 31, 2000
                                                    ---------------------    ---------------------    ------------------------
Cash Flows from Operating Activities:
Net loss                                          $           (3,120,720)  $             (923,660)  $              (4,044,380)
Adjustments to reconcile net loss to net cash
  used in operating activities:
Depreciation                                                      99,507                    8,359                     107,866
Stock based expenses                                             132,271                   57,063                     189,334
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable                                               (4,060)                       -                      (4,060)
Prepaid expenses and other assets                                 50,850                  (50,850)                          -
Increase (decrease) in:
Accounts payable and accrued liabilities                         316,729                  177,911                     494,640
                                                     ---------------------    ---------------------    ------------------------
Net Cash (Used in) Operating
 Activities                                                   (2,525,423)                (731,177)                 (3,256,600)
                                                     ---------------------    ---------------------    ------------------------

Cash Flows from Investing Activities:
Loans to (repayment from) affiliates                              42,401                  (42,401)                          -
Purchase of property and equipment                              (444,185)                (163,620)                   (607,805)
Deposits                                                          (1,170)                       -                      (1,170)
                                                     ---------------------    ---------------------    ------------------------
Net Cash (Used in) Investing Activities                         (402,954)                (206,021)                   (608,975)
                                                     ---------------------    ---------------------    ------------------------

Cash Flows from Financing Activities:
Proceeds borrowings from notes payable                           206,000                        -                     206,000
Proceeds from sale of assets                                     152,219                        -                     152,219
Disposition of cash in asset sale                                 (9,740)                       -                      (9,740)
Proceeds from sale of stock, net of offering
  cost                                                         2,180,032                1,337,064                   3,517,096
                                                     ---------------------    ---------------------    ------------------------

Net Cash Provided by Financing Activities                      2,528,511                1,337,064                   3,865,575
                                                     ---------------------    ---------------------    ------------------------

Net Increase (Decrease) in Cash                                 (399,866)                 399,866                           -

Cash and Cash Equivalents at Beginning of Period                 399,866                        -                           -
                                                     ---------------------    ---------------------    ------------------------

Cash and Cash Equivalents at End of Period        $                    -   $              399,866                           -
                                                     =====================    =====================    ========================

Supplemental Schedule of Non-Cash Investing and Financing Activities:
Issuance of common stock in connection with
  Series A preferred stock offering               $                    -   $              111,146   $                       -
Issuance of founder shares                                             -                    1,860                           -
Sales of assets and liabilities                                  329,217                        -                     329,217

                See accompanying notes to financial statements.

                        American Manufacturers.com, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2000
                                -----------------

Note 1   Nature of Business and Summary of Significant Accounting Policies
--------------------------------------------------------------------------

         (A) Nature of Business

         American Manufacturers.com, Inc., (the "Company") was incorporated in Florida on May 25, 1999. The Company's primary product and service was a website, www.AmericanManufacturer.com. The Company's intention was to create an Internet business community for business-to-business e-commerce specific to manufacturing by linking America's manufacturers into one buying and selling community.

         By creating a community where manufacturers sell, advertise, exchange information, and have access to the resources they need to do business, the Company intended to become a leading on-line resource for American manufacturers and worldwide buyers of their products. The Company intended to provide similar services on an international basis in the future.

         Activities during the development stage include fundraising activities and developing, designing, and testing its websites.

         In December 2000, the Company reorganized by selling substantially all assets and liabilities to a newly formed Delaware corporation, International Manufacturers Gateway, Inc. (See Note 2)

         In January 2002, International Manufacturers Gateway, Inc. reorganized when its assets and certain liabilities were acquired by an inactive publicly held company. (See Note 12)

         (B) Use of Estimates

         In preparing financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results may differ from these estimates.

         (C) Cash Equivalents

         For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

         (D) Property and Equipment

         Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life's of the assets of five to seven years.

         (E) Website Development Costs

         In accordance with EITF Issue No. 00-2, the Company accounts for its website development in accordance with Statement of Position No. 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1").

                        American Manufacturers.com, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2000
                                -----------------

         SOP 98-1 requires the expensing of all costs of the preliminary project stage and the training and application maintenance stage and the capitalization of all internal or external direct costs incurred during the application development stage. The Company amortizes the capitalized cost of software developed or obtained for internal use over an estimated life of three years.

         (F) Long-Lived Assets

         The Company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the non-discounted future cash flows of the enterprise are less than their carrying amount, their carrying amounts are reduced to fair value and an impairment loss is recognized.

         (G) Revenue Recognition

         Revenues are recognized from advertising sales pro-rata as earned.

         (H) Advertising

         In accordance with Accounting Standards Executive Committee Statement of Position 93-7, ("SOP 93-7") costs incurred for producing and communicating advertising of the Company, are charged to operations as incurred.

         (I) Stock-Based Compensation

         The Company has elected to account for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied.

         The Company accounts for stock options issued to non-employees for goods or services in accordance with SFAS 123 and related EITF 96-18.

         Under Statements 123, non-employee stock-based compensation is accounted for based on the fair value of the consideration received or equity instruments issued, whichever is more readily determinable. However, Statement 123 does not address the measurement date and the recognition period. EITF 96-18 states a consensus that the measurement date should be the earlier of the date at which a commitment for performance by the counterparty is reached or the date at which the counterparty's performance is complete.

         (J) Income Taxes

         The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes"

                        American Manufacturers.com, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2000
                                -----------------

         ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period which includes the enactment date.

         (K) Net Loss per Common Share

         Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) available to common stockholder by the weighted-average number of common shares outstanding for the period. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. The assumed exercise of common stock equivalents was not utilized since the effect was antidilutive due to the Company's net losses. At December 31, 2000, there were no common stock options outstanding, which may dilute future earnings per share.

         (L) Fair Value of Financial Instruments

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

         The carrying amounts of the Company's short-term financial instruments, including accounts payable approximate fair value due to the relatively short period to maturity for these instruments.

         (M) New Accounting Pronouncements

         The Financial Accounting Standards Board has recently issued several new accounting pronouncements, which may apply, to the Company.

         Statement No. 141 "Business Combinations" establishes revised standards for accounting for business combinations. Specifically, the statement eliminates the pooling method, provides new guidance for recognizing intangible assets arising in a business combination, and calls for disclosure of considerably more information about a business combination. This statement is effective for business combinations initiated on or after July 1, 2001. The adoption of this pronouncement on July 1, 2001 did not have a material effect on the Company's financial position, results of operations or liquidity.

         Statement No. 142 "Goodwill and Other Intangible Assets" provides new guidance concerning the accounting for the acquisition of intangibles, except those acquired in a business combination, which is subject to SFAS 141, and the manner in which intangibles and goodwill should be accounted for subsequent to their initial recognition. Generally, intangible assets with indefinite

                        American Manufacturers.com, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2000
                                -----------------

         lives, and goodwill, are no longer amortized; they are carried at lower of cost or market and subject to annual impairment evaluation, or interim impairment evaluation if an interim triggering event occurs, using a new fair market value method. Intangible assets with finite lives are amortized over those lives, with no stipulated maximum, and an impairment test is performed only when a triggering event occurs. This statement is effective for all fiscal years beginning after December 15, 2001. The Company believes that the future implementation of SFAS 142 on January 1, 2002 will not have a material effect on the Company's financial position, results of operations or liquidity.

         In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." The standard requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. The standard is effective for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 is not expected to have a material impact on the Company's financial statements.

         Statement No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" supercedes Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Though it retains the basic requirements of SFAS 121 regarding when and how to measure an impairment loss, SFAS 144 provides additional implementation guidance. SFAS 144 excludes goodwill and intangibles not being amortized among other exclusions. SFAS 144 also supercedes the provisions of APB 30, "Reporting the Results of Operations," pertaining to discontinued operations. Separate reporting of a discontinued operation is still required, but SFAS 144 expands the presentation to include a component of an entity, rather than strictly a business segment as defined in SFAS 131, Disclosures about Segments of an Enterprise and Related Information. SFAS 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The Company believes that the future implementation of SFAS 144 on January 1, 2002 will not have a material effect on the Company's financial position, results of operations or liquidity.

Note 2   Reorganization and Sale of Assets and Liabilities
----------------------------------------------------------

On December 15, 2000, the Company sold substantially all of its assets and liabilities to a recently formed successor company, International Manufacturers Gateway, Inc. In exchange, the Company received 943,905 shares of International Manufacturers Gateway, Inc.'s common stock, 3,970,710 shares of International Manufacturers Gateway, Inc.'s convertible preferred Series A, options to purchase 246,000 shares of the International Manufacturers Gateway, Inc.'s preferred stock exercisable at $1.00 per share through October 17, 2003 to be used to settle certain liabilities, and options to purchase 925,000 shares of International Manufacturers Gateway, Inc.'s convertible preferred stock Series A exercisable at $1.00 per share through October 17, 2003. In addition, $152,207 of advances owed by the Company to International Manufacturers Gateway, Inc. was used as the cash portion of the sale price. The stockholders of the Company obtained over a 50% voting interest in International Manufacturing Gateway, Inc. after distribution of the International Manufacturers Gateway, Inc.'s shares to those stockholders by the Company. This transaction has been treated as a reorganization of the Company.

                        American Manufacturers.com, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2000
                                -----------------

Accordingly, the sale was considered a related party transaction, and the distribution of the IMG shares to the Company's stockholders which had a book value of $329,217 was credited to additional paid-in capital.

Note 3  Property and Equipment
------------------------------

In December 2000, the Company sold all of its property and equipment to International Manufacturers Gateway, Inc., a successor company, in exchange for capital stock and options, which were immediately distributed to the Company's stockholders (the "exchange"). (See Note 2)

At the exchange date, the book value of the property and equipment was $503,295. Any gain on this transaction is netted into the aggregate gain on sale of assets and liabilities credited to additional paid-in capital as discussed in Note 2.

Depreciation in 2000, from May 25, 1999 (inception) through December 31, 1999, and from May 25, 1999 (inception) through December 31, 2000 was $99,507, $8,359, and $107,866, respectively.

Note 4  Website Development Costs
---------------------------------

Pursuant to SOP 98-1, during 2000, the Company capitalized $750,611 in software application development costs paid to third party contractors to develop their website. The Company had not placed the software in service as of December 31, 2000 and therefore no amortization was charged to operations through December 31, 2000. The total amount of $750,611 was charged to operations as an impairment loss prior to the sale of assets to the successor company. (See Note
2)

Note 5  Stockholders' Equity
----------------------------

         (A) Stock Issuances

         From May 25, 1999 (inception) through December 31, 1999, 18,600,000 shares of common stock, considered founders' shares, had been subscribed at par.

         The Board of Directors has designated 3,000,000 shares of $0.0001 par value preferred stock Series A Convertible Preferred Stock ("Series A"). On November 5, 1999, 2,873,920 shares of Series A preferred stock was subscribed. Net proceeds after cash-offering cost of $222,292 was $1,214,668.

         In connection with the sale of its Series A preferred shares, the Company issued 222,292 shares of its common stock.

         The Board of Directors has designated 5,000,000 shares of $0.0001 par value preferred stock as Series B Convertible Preferred Stock ("Series B"). On November 26, 1999, the Company began taking subscriptions for preferred stock designated as Series B. As of December 31, 1999, 4,500 fully paid Series B shares at $2.50 per share had been subscribed. Net proceeds were $11,250. During 2000, 825,999 Series B shares were sold for net proceeds of $1,799,187.

                        American Manufacturers.com, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2000
                                -----------------

         The Board of Directors has designated 3,000,000 shares of $0.0001 par value preferred stock Series C Convertible Preferred Stock ("Series C"). During 2000, the Company sold $92,000 Series C shares for $5.00 per share or net proceeds after offering costs of $378,985.

         Series A, B and C preferred stockholders, at the option of the holder, can convert their preferred shares at anytime into common stock on a one-for-one basis. Series A, B, and C preferred shares automatically convert into one share of common stock if the Company files a registration statement with the United States Securities and Exchange Commission ("SEC") for an initial public offering of its common stock. Series A, B, and C as a class have no voting rights and declaration or payment of any dividends to common stockholders is prohibited as long as Series A, B, and C shares are outstanding. Series A, B, and C holders share, based on their investment, in any dividends declared on preferred stock.

         In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, as defined, on a pari passu basis, an amount equal to $0.50 per share for Series A, $2.50 per share for Series B, and $5.00 per share for Series C would be paid from the assets of the Company available for distribution before any such payments would be made on any shares of the Company's common shares. (See Note 2)

         During 2000, the Company issued 55,800 shares of common stock as a settlement of a dispute with a preferred stockholder. The Company recognized the expense based on the $0.50 price paid for the preferred stock by that stockholder or $27,900.

         (B) Stock Options

         Officers, employees, consultants, and directors of the Company are awarded options periodically for the purchase of common stock of the Company under the Company's 1999 Stock Option Plan (the "Plan"). The options, which typically expire ten years from the grant date, are exercisable equally over a vesting period up to three years. Upon termination of employment, for any reason other than death, disability, or retirement, all rights to exercise options shall terminate at the date of employment termination. During 1999, the Company's Board of Directors reserved 2,000,000 shares of the Company's common stock for option grants. Under this Plan, 1,440,000 options were granted in 1999 at exercise prices ranging from $0.05 to $0.50 per share and 355,000 options were granted in 2000 at exercise prices ranging from $0.26 to $0.50 per share.

                        American Manufacturers.com, Inc.
                         (A Development Stage Company)
                         Notes to Financial Statements
                               December 31, 2000
                               -----------------

         A summary of the options issued under the 1999 Stock Option Plan as of December 31, 2000 and 1999 and changes during those years is presented below:

                                                                              Number of           Weighted Average
                                                                               Options             Exercise Price
                                                                           ----------------       ----------------
          Stock Options
          -------------
          Balance at May 25, 1999 (Inception)                                           -       $           -
          Granted                                                               1,440,000       $        0.32
          Exercised                                                                     -       $           -
          Forfeited                                                                     -       $           -
                                                                           ----------------        ----------------
          Balance at December 31, 1999                                          1,440,000       $        0.32
                                                                           ================        ================

          Options exercisable at December 31, 1999                              1,440,000       $        0.32
                                                                           ----------------        ----------------
          Weighted average fair value of options granted at December 31,
          1999                                                                                  $        0.69
                                                                                                   ================

          Stock Options
          -------------
          Balance at January 1, 2000                                            1,440,000       $        0.32
          Granted                                                                 355,000       $        0.26
          Exercised                                                                     -       $           -
          Forfeited                                                             1,795,000       $        0.31
                                                                           ----------------        ----------------

          Balance at December 31, 2000                                                  -       $           -
                                                                           ================        ================

          Options exercisable at December 31, 2000                                      -       $           -
                                                                           ----------------        ----------------
          Weighted average fair value of options granted at December 31,
          2000                                                                                  $        2.57
                                                                                                   ================

         All employees of the Company were terminated as of December 31, 2000. Accordingly, all outstanding options were terminated as of the employee termination dates. There were no employee stock options outstanding at December 31, 2000.

Note 6  Income Taxes
--------------------

There was no income tax expense for the periods ended December 31, 2001 and 2000 due to the Company's net losses.

The Company's tax expense differs from the "expected" tax expense for the periods ended December 31 as follows:

                                                         2000                 1999
                                                    ----------------      --------------
Computed "expected" tax expense (benefit)        $      (1,173,391)    $      (347,296)
Change in valuation allowance                            1,173,391             351,995
Other                                                            -              (4,699)
                                                    ----------------      --------------
                                                 $               -     $             -
                                                    ================      ==============

The tax effects of temporary differences that give rise to the deferred tax assets are as follows at December 31:

                                                         2000                 1999
                                                    ----------------      --------------
Net operating loss carryforward                  $       1,167,984     $             -
Organization and start-up costs                            291,775             330,311
Stock compensation                                          60,927              21,684
                                                    ----------------      --------------
                                                         1,520,687             351,995
Valuation allowance                                     (1,520,687)           (351,995)
                                                    ----------------      --------------
Net deferred tax assets                          $               -     $             -
                                                    ================      ==============

                        American Manufacturers.com, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2000
                                -----------------

Because of the Company's lack of earnings history, the deferred tax assets has fully offset by a valuation allowance. In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during those periods when those temporary differences become deductible.

At December 31, 2000, the Company had approximately $3,106,340 in net operating loss carryforwards which may be limited in usage if a change in ownership or business occurs.

Note 7  Related Parties
-----------------------

The Company's chairman was an employee of Investment Management of America, Inc. ("IMA"), a Delaware corporation. IMA has assisted in raising the initial capital funding for the Company and provides general consulting and marketing services. IMA had the right to elect two members of the Company's directors. IMA also has super majority voting rights on issues relating to investment banking matters.

In May 1999, the Company entered into an agreement with IMA to provide assistance in management and funding the growth of the Company. Under this agreement, IMA was granted the authority to act on behalf of the Company with respect to corporate finance and investment banking. Additionally, IMA agreed to use its best efforts to introduce the Company to funding sources and intermediaries to complete financing for the Company up to $7,000,000. In consideration for its efforts, the Company agreed to pay IMA, or its designees, a cash finder's fee based on a percentage of capital raised for the Company and an additional fee in the Company's common stock. From May 25, 1999 (inception) through December 31, 1999, IMA or its designees have earned approximately $111,000 and 222,292 shares of common stock under this agreement. During 2000, IMA or its designees earned approximately $191,000.

The Company also entered into a three-year consulting agreement with IMA under which IMA provides certain management and other consulting services to the Company, and receives a monthly consulting fee of $15,000 plus expenses. From May 25, 1999 (inception) through December 31, 1999, the Company had paid $90,000 under this agreement, and in 2000 the Company paid $55,000 in the accompanying statement of operations. This agreement was amended on April 1, 2000, reducing the fee to $10,000 plus expenses.

During the period ended December 31, 1999, the Company paid certain expenses on behalf of two companies whose majority stockholder is the Company's president. These expenses amounted to $42,401, and the Company was repaid on February 7, 2000.

Upon formation of the Company's successor, International Manufacturers Gateway, Inc (IMG), IMA received approximately 35% of the initial 10,000,000 founders' shares in IMG for its continued assistance with raising additional capital in IMG. In addition, a principal of IMA became a director of IMG.

Note 8   Going Concern
----------------------

As reflected in the accompanying financial statements, the Company has operating losses since inception of $4,044,380, an accumulated deficit of $4,044,380 at December 31, 2000, cash used in operations since inception of $3,256,600, a working capital deficit of $8,733, and is a development stage company that had nominal revenues and sold substantially all its assets and liabilities to a successor company. The successor company, International Manufacturers Gateway, Inc., has been acquired by a publicly held inactive company, Dtomi, Inc., in January 2001 in a reorganization transaction which will attempt to utilize the assets of the Company. Management does not intend to continue the Company as a going concern and has authorized the filing of articles of dissolution.

                        American Manufacturers.com, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2000
                                -----------------

Note 9   Subsequent Event
-------------------------

In January 2002, the Company's successor, International Manufacturers Gateway, Inc., ("IMG"), reorganized. IMG's assets and certain liabilities were acquired by an inactive publicly held company, Dtomi, Inc.

(c)      Exhibits.

      Exhibit
      Number             Description
      ------             -----------

      10.3 Asset Purchase Agreement, dated January 14, 2002, by and between Dtomi, Inc. and International Manufacturers Gateway, Inc. (incorporated by reference to the Company's Current Report on Form 8-K filed on January 29, 2002)

      10.4 Amendment No. 1 to Asset Purchase Agreement, dated January 21, 2002, by and between Dtomi, Inc. and International Manufacturers Gateway, Inc. (incorporated by reference to the Company's Current Report on Form 8-K filed on January 29, 2002)

      10.5 Employment Agreement, dated January 28, 2002, by and between Dtomi, Inc. and John "JT" Thatch

      99.1 Letter to the SEC, dated January 15, 2002, providing notification of Dtomi's withdrawal of its Preliminary Information Statement on Schedule 14C filed November 21, 2001 (incorporated by reference to the Company's Current Report on Form 8-K filed on January 29, 2002)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Dtomi, Inc.
                                  (Name of Registrant)


Date:  April 5, 2002              By:  /s/ John "JT" Thatch
                                       -------------------------------
                                       Name:  John "JT" Thatch
                                       Title: Chief Executive Officer,
                                              President and Treasurer

                                INDEX TO EXHIBITS

Exhibit
Number    Description
------    -----------


10.3 Asset Purchase Agreement, dated January 14, 2002, by and between Dtomi, Inc. and International Manufacturers Gateway, Inc. (incorporated by reference to the Company's Current Report on Form 8-K filed on January 29, 2002)

10.4 Amendment No. 1 to Asset Purchase Agreement, dated January 21, 2002, by and between Dtomi, Inc. and International Manufacturers Gateway, Inc. (incorporated by reference to the Company's Current Report on Form 8-K filed on January 29, 2002)


10.5 Employment Agreement, dated January 28, 2002, by and between Dtomi, Inc. and John "JT" Thatch


99.1 Letter to the SEC, dated January 15, 2002, providing notification of Dtomi's withdrawal of its Preliminary Information Statement on
          Schedule 14C filed November 21, 2001 (incorporated by reference to the Company's Current Report on Form 8-K filed on January 29, 2002)